Exhibit 23

April 30, 2003

Household Finance Corporation

2700 Sanders Road

Prospect Heights, IL 60070

Re: Registration Statement on Form S-3 for $10 Billion of Debt Securities.

Ladies and Gentlemen:

I hereby consent to the use of my name and reference to my opinion in the prospectus and any pricing supplement filed pursuant to Rule 430A or 424 of Regulation C of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission (the "Commission") on April 9, 2002, ("Registration Statement"), relating to the registration under the Securities Act of debt securities, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Patrick D. Schwartz
Patrick D. Schwartz